                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 12.1

                         Tarragon Realty Investors, Inc.
      Ratio of Combined Fixed Charges and Preference Dividends to Earnings


                                                                                  For the Years Ended December 31,
                                                                  ----------------------------------------------------------------
                                                                   2002          2001          2000          1999          1998
                                                                  ----------------------------------------------------------------
COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
FIXED CHARGES
Interest-
      Expensed                                                    $ 24,707      $ 27,762      $ 30,146      $ 21,458      $ 16,599
      Expensed for Unconsolidated Joint Ventures
         Whose Debt Tarragon has Guaranteed                          1,480           451           257            82             -
      Capitalized                                                      867         2,833         3,932           425           504
      Capitalized for Unconsolidated Joint Ventures
         Whose Debt Tarragon has Guaranteed                          1,786           697             -             -             -

Preference Security Dividend Requirement of Consolidated
       Subsidiaries                                                    931           305           180             -             -
                                                                  ----------------------------------------------------------------
       Fixed Charges                                                29,771        32,048        34,515        21,965        17,103
                                                                  ----------------------------------------------------------------

PREFERENCE DIVIDENDS                                                   683           657           418             -             -

                                                                  ----------------------------------------------------------------
       Combined Fixed Charges and Preference Dividends            $ 30,454      $ 32,705      $ 34,933      $ 21,965      $ 17,103
                                                                  ----------------------------------------------------------------

EARNINGS
Pre-Tax Income (Loss) From Continuing Operations                  $   (227)     $  1,088      $  9,655      $  5,701      $   (164)

Less-
       Minority Interests in Consolidated Subsidiaries              (1,285)         (520)         (356)            -             -

       Income (Loss) From Equity Investees                          17,042         7,819        16,081          (716)         (889)
                                                                  ----------------------------------------------------------------
                                                                   (15,984)       (6,211)       (6,070)        6,417           725
Plus-
       Fixed Charges                                                29,771        32,048        34,515        21,965        17,103
       Amortization of Capitalized Interest                            243           166            72            18             6
       Distributed Income of Equity Investees                       18,730         7,956        16,758           607         1,438
       Share of Pre-Tax Losses of Equity
          Investees Arising from Guarantees

          Included in Fixed Charges                                   (978)          (40)            -             -             -

                                                                  ----------------------------------------------------------------
       Subtotal                                                     31,782        33,919        45,276        29,007        19,272
                                                                  ----------------------------------------------------------------

Deduct-
       Interest Capitalized                                          2,653         3,530         3,932           425           504
       Preference Security Dividend Requirement
          of Consolidated Subsidiaries                                 931           305           180             -             -

                                                                  ----------------------------------------------------------------
       Subtotal                                                      3,584         3,835         4,112           425           504
                                                                  ----------------------------------------------------------------

Net Earnings                                                      $ 28,198      $ 30,084      $ 41,163      $ 28,582      $ 18,768
                                                                  ================================================================

Ratio of Combined Fixed Charges and Preference Dividends to
       Earnings                                                       0.93          0.92          1.18          1.30          1.10
                                                                  ================================================================
Deficiency of Combined Fixed Charges and Preference Dividends
       to Earnings                                                $  2,256      $  2,621
                                                                  ======================